Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

ImageWare Systems, Inc.
San Diego, California

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 18, 2005, relating to the consolidated financial statements of ImageWare Systems, Inc. appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004. We also consent to the reference to us under the caption “Experts” in such Prospectus.

/s/ Stonefield Josephson, Inc

Santa Monica, California

August 24, 2005